UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 29, 2026
MEDIFAST, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31573	13-3714405
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1501 S. Clinton Street, Suite 500, Baltimore, Maryland 21224
(Address of Principal Executive Offices) (Zip Code)
Registrant's telephone number, including area code: (410) 581-8042
N/A
(Former Name or Former Address, if Changed Since Last Report)
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MED	New York Stock Exchange
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;                         Compensatory Arrangements of Certain Officers.

Effective as of May 29, 2026, Jason L. Groves, Esq., the Chief Legal Officer & Corporate Secretary of Medifast, Inc. (the “Company”), tendered his resignation from the Company. On May 31, 2026, Mr. Groves and the Company entered into a separation and release agreement (the “Separation Agreement”) pursuant to which Mr. Groves will receive a one-time lump sum cash severance payment equal to one month of his annual base salary, less applicable taxes and withholdings, which payment is subject to Mr. Groves’ non-revocation of the Separation Agreement and compliance with the terms and conditions set forth therein. The foregoing summary of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement, a copy of which is filed as Exhibit 10.1 and incorporated herein by reference.

Mr. Groves' departure was not the result of any disagreement with the Company nor any issue related to the Company's operations, policies or practices.

In connection with Mr. Groves' departure, the Company has commenced a search for a permanent replacement.
Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits.

	10.1	Separation Agreement by and between Jason Groves and Jason Pharmaceuticals, Inc.
	104.1	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIFAST, INC.

	By:	/s/ James P. Maloney
James P. Maloney
Chief Financial Officer

Dated: June 1, 2026